Exhibit 4.1

THE WALT DISNEY COMPANY,

AS ISSUER,

TWDC ENTERPRISES 18 CORP.,

AS GUARANTOR

SENIOR DEBT SECURITIES

INDENTURE

DATED AS OF MARCH 20, 2019

CITIBANK, N.A.,

AS TRUSTEE

CROSS REFERENCE TABLE(1)

TIA SECTION		INDENTURE SECTION

310	(a)(1)	7.8; 7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.7
	(b)	13.3
	(c)	13.3
313	(a)	7.6
	(b)	7.6
	(c)	7.6; 13.2
	(d)	7.6
314	(a)	4.2; 13.2
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.6
	(f)	4.3
315	(a)	7.1
	(b)	7.5; 13.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	N.A.
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.6
318	(a)	13.1
__________________
N.A. means not applicable.
(1)	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

INDENTURE dated as of March 20, 2019, by and among The Walt Disney Company (formerly TWDC Holdco 613 Corp.), a Delaware corporation (“Company”), TWDC Enterprises 18 Corp. (formerly The Walt Disney Company), a Delaware corporation, as guarantor (“Initial Guarantor”) and Citibank, N.A., as trustee (“Trustee”).

RECITALS

The Company and the Initial Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of (a) unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) of the Company to be issued in one or more series as provided in this Indenture and (b) a Guarantee (as defined in Article XII of this Indenture) of the Securities by the Initial Guarantor and by any future Guarantors.

For and in consideration of the premises and the purchase of the Securities and the Guarantees by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Securities or each series thereof as follows:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1              Definitions.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “Control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any committee of such board authorized with respect to any matter to exercise the powers of the Board of Directors of the Company.

“Board Resolution” means an excerpted copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, except as otherwise specified as contemplated by Section 2.3(a), with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday,

Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its President, a Vice President, its General Counsel, a Deputy General Counsel, an Associate General Counsel, an Assistant General Counsel, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or, with respect to Sections 2.4, 2.8, 2.11 and 7.2, any other employee of the Company named in an Officer’s Certificate delivered to the Trustee.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the person specified as contemplated by Section 2.3(a) as the Depositary with respect to such series of Securities, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Discount Security” means any Security which provides for an amount less than the Principal Amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means the Depository Trust Company or any successor entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Guarantee” has the meaning stated in Section 12.1(a).  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) as of the date hereof, the Initial Guarantor, and (ii) in the future, any Person that becomes a Guarantor pursuant to an indenture supplemental hereto, but in each case excluding Persons who cease to be obligated under the Guarantee in accordance with this Indenture.

“Holder” or “Securityholder,” when used with respect to any Security, means a person in whose name a Security is registered on the Registrar’s books.

“Hong Kong Disneyland Entity” means any Subsidiary of the Initial Guarantor and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Initial Guarantor or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney,” “Hong Kong Disneyland” or “Disneyland Resort Hong Kong,” located at Penny’s Bay on Lantau Island, Hong Kong, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular series of Securities established as contemplated in Section 2.3(a).

“Interest,” when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the Principal of such Security or an installment of Principal or, in the case of a Discount Security, the Principal Amount payable upon a declaration of acceleration pursuant to Section 6.2, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measured Subsidiary” means, with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Measured Subsidiaries) owned by such Person.  In the case of a

Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity.  For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power.”

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the General Counsel, any Deputy General Counsel, any Associate General Counsel, any Assistant General Counsel, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a written certificate containing the information specified in Sections 13.4 and 13.6, signed in the name of the Company by any of its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its President, a Vice President, its General Counsel, a Deputy General Counsel, an Associate General Counsel, an Assistant General Counsel, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.4 and 13.6, from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 2.3(a) with respect thereto, are to be determined by the Company, or one or more of the Company’s agents designated in an Officer’s Certificate, upon the issuance of such Securities.

“Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 4.5, the Principal of and any interest on the Securities of that series are payable as specified as contemplated by Section 2.3(a).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.9 in exchange for or in lieu of a mutilated, destroyed, lost or stolen

Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal” or “Principal Amount” of a Security, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Security plus the premium, if any, of the Security which is due or overdue or is to become due at the relevant time.

“Redemption Date,” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.3(a).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securityholder” or “Holder,” when used with respect to any Security, means a person in whose name a Security is registered on the Registrar’s books.

“Senior Credit Facilities” shall mean each of (i) the credit agreement dated as of March 9, 2018, among the Initial Guarantor, JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as Designated Agent and the lenders party thereto and (ii) the credit agreement dated as of March 11, 2016, among the Initial Guarantor, JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as Designated Agent and the lenders party thereto; as such agreements may be amended, restated, supplemented, renewed or otherwise modified by the Initial Guarantor and the agents and lenders party thereto from time to time, including any agreement(s) by the Initial Guarantor and the agents and lenders party thereto extending the maturity under such agreement(s).

“Shanghai Project Entity” means any Subsidiary of the Initial Guarantor and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Initial Guarantor or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park

Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Significant Subsidiary” means, at any time, any Subsidiary of the Company which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 2.13.

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

(b) each Affiliate of the Initial Guarantor organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Initial Guarantor or any of its Subsidiaries, in each case, if:

(i) such Affiliate or other Person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Initial Guarantor or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Initial Guarantor referred to in clause (c) of this definition; and

(c) each Affiliate of the Initial Guarantor organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Initial Guarantor or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (b) of this definition.

“Stated Maturity,” when used with respect to any Security or any installment of Principal thereof or interest thereon, means the date specified in such

Security as the fixed date on which an amount equal to the Principal of such Security or an installment of Principal thereof or interest thereon is due and payable.

“Subsidiary” means, with respect to any person, a corporation of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) such person, (ii) such person and one or more Subsidiaries or (iii) one or more Subsidiaries of such person.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof, except as provided in Section 9.3.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters in connection with this Indenture.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

SECTION 1.2               Other Definitions.

Term	Defined in Section

“Bankruptcy Law”	6.1
“Custodian”	6.1
“Defaulted Interest”	2.13
“Event of Default”	6.1
“Exchange Date”	2.2
“Legal Holiday”	13.9
“Notice of Default”	6.1
“Obligations”	12.1
“Outstanding”	2.10
“Paying Agent”	2.5
“Registrar”	2.5

SECTION 1.3              Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder or Securityholder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“obligor” on the indenture securities means each of the Company and the Guarantors.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4              Rules of Construction.  Unless the context otherwise requires:

(i)              a term has the meaning assigned to it;

(ii)            an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(iii)          “OR” is not exclusive;

(iv)          “INCLUDING” means including, without limitation;

(v)           words in the singular include the plural, and words in the plural include the singular; and

(vi)          any reference herein to the Redemption Price of any Security shall be deemed to include a reference to the premium, if any, payable on such Security in the case of redemption thereof prior to maturity.

ARTICLE II

The Securities

SECTION 2.1               Forms Generally.  The Securities of each series shall be in substantially such form (including global form) as shall be established by delivery to the Trustee of an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Securities as evidenced by his or her execution of the Securities. The Officer’s Certificate so establishing the form of Security of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.4 for the authentication and delivery of such Securities.

The permanent Securities shall be printed, lithographed, engraved or word processed or produced by any combination of these methods or may be produced in any other manner, provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officer executing such Securities as evidenced by his or her execution of such Securities.

SECTION 2.2               Securities in Global Form.  If Securities of a series are issuable in temporary or permanent global form, as specified as contemplated by Section 2.3(a), then, notwithstanding clause (10) of Section 2.3(a) and the provisions of Section 2.3(b), any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4 or Section 2.11.  Subject to the provisions of Section 2.4 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the person or persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 2.4 or 2.11 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or other notation on the books and records of the Registrar or delivery or redelivery of a Security of such series in global form shall be in writing but need not comply with Section 13.4 or 13.6 and need not be accompanied by an Opinion of Counsel (except as required by Section 2.4).

The provisions of the last sentence of Section 2.4 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company, and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 13.4 or 13.6 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the Principal Amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.4.

Notwithstanding the provisions of Sections 2.1 and 2.13, unless otherwise specified as contemplated by Section 2.3(a), payment of Principal of and any interest on any Security in global form shall be made to the person or persons specified therein.

SECTION 2.3              Title, Terms and Denominations.  (a) The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture shall be unlimited.

The Securities may be issued in one or more series.  There shall be established and, subject to Section 2.4, set forth, or determined in the manner provided, in an Officer’s Certificate of the Company or established in one or more indentures supplemental hereto:

(1)            the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)            any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.8, 2.9, 2.11, 3.6, 9.5 or 10.3 and except for any Securities which, pursuant to Section 2.4, are deemed never to have been authenticated and delivered hereunder);

(3)            whether any Securities of the series may be represented initially by a Security in temporary or permanent global form and, if so, the initial Depositary with respect to any such temporary or permanent global Security, and if other than as provided in Section 2.8 or Section 2.11, as applicable, whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination;

(4)            [Reserved.]

(5)            the person to whom any interest on any Security of the series shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which (including any certification requirement and other terms and conditions under which), any interest payable on a temporary or permanent global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 2.2 and Section 2.4, as applicable;

(6)            the date or dates on which the Principal of the Securities of the series is payable or the method of determination thereof;

(7)            the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Securities on any Interest Payment Date;

(8)            the place or places where, subject to the provisions of Section 4.5, the Principal of and any premium or interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(9)            the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(10)         the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

(11)         the denominations in which any Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(12)         the currency or currencies, including composite currencies, in which payment of the Principal of and any premium or interest on the Securities of the series shall be payable if other than the currency of the United States, and if so, whether the Securities of the series may be satisfied and discharged other than as provided in Article VIII;

(13)         if the amount of payments of Principal of and any premium or interest on the Securities of the series is to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

(14)         if other than the Principal Amount thereof, the portion of the Principal Amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(15)         if the Company or Guarantor will pay additional amounts on any of the Securities of the series to any Holder in respect of any tax, assessment or governmental charge withheld or deducted, under what circumstances and with what procedures and documentation the Company or Guarantor will pay such additional amounts, whether such additional amounts will be treated as interest or Principal or as another amount pursuant to this Indenture, and whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

(16)         if other than as defined in Section 1.1, the meaning of “Business Day” when used with respect to any Securities of the series;

(17)         if and the terms and conditions upon which the Securities of the series may or must be converted into securities of the Company or exchanged for securities of the Company or another enterprise;

(18)         any terms applicable to Original Issue Discount, if any (as that term is defined in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder), including the rate or rates at which such Original Issue Discount, if any, shall accrue;

(19)         if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of Principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

(20)         whether the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 8.4 or Section 8.5 or both such Sections and, if other than by an Officer’s Certificate, the manner in which any election by the Company to defease such Securities shall be evidenced;

(21)         whether the Securities of the series are entitled to any benefits of any Guarantee of any Guarantors pursuant to this Indenture, including any addition to or change to the provisions in Article XII which apply to Securities of the series;

(22)         any addition to or change in the Events of Default which apply to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

(23)         any addition to or change in the covenants set forth in Article IV or V which apply to Securities of the series; and

(24)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1(7)).

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to an Officer’s Certificate pursuant to this Section 2.3(a) or in any indenture supplemental hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.  With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officer’s Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officer’s Certificate, in accordance with the Company Order as contemplated by the first proviso of the third paragraph of Section 2.4.

(b)            Unless otherwise provided as contemplated by Section 2.3(a) with respect to any series of Securities, any Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.4               Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or the Treasurer or any Assistant Treasurer.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Board Resolution or Officer’s Certificate or supplemental indenture as set forth in Section 2.3 with respect to the initial issuance of Securities of any series), the Company may deliver Securities of any series executed by the Company to the Trustee or its authenticating agent, together with a Company Order for the authentication and delivery of such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (a) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate Principal Amount not exceeding the aggregate Principal Amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by an Officer’s Certificate, (b) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures and (c) if provided for in such procedures, such Officer’s Certificate may authorize authentication and delivery pursuant to oral or electronic instructions from the Company, or the Company’s duly authorized agent or agents designated in an Officer’s Certificate, which oral instructions shall be promptly confirmed in writing.

If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officer’s Certificates as permitted by Sections 2.1 and 2.3(a), in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

(a)            that the form and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(b)            that such Securities, when authenticated and delivered by the Trustee or its authenticating agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series (provided, that such Opinion of Counsel covers all Securities of such series) and that such Opinion of Counsel may state:

(x)            that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Board Resolution or an Officer’s Certificate or supplemental indenture pursuant to Section 2.3(a), as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(y)            that such Securities, when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.1 and 2.3(a) and this Section 2.4, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked.  In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume, unless it has received written notice to the contrary or any of its Trust Officers has actual knowledge to the contrary, that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Notwithstanding the provisions of Section 2.3(a) and of the preceding three paragraphs, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.3(a) at or prior to the time of authentication of each Security of such series if such Officer’s Certificate is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

The Trustee (at the expense of the Company) may appoint an authenticating agent acceptable to the Company to authenticate Securities.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

by
Authorized Officer

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 13.4 or 13.6 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.5              Registrar and Paying Agent.  The Company shall maintain, with respect to each series of Securities, an office or agency where such

Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for purchase or payment (“Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with respect to each series of Securities with any Registrar, Paying Agent or co-registrar (if not the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent for a particular series of Securities, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially appoints the Trustee as the Registrar and Paying Agent in connection with such Securities.

SECTION 2.6              Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, prior to or on each due date of payments in respect of any series of Securities, the Company shall deposit with the Paying Agent with respect to such Securities a sum of money sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, a Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust with respect to such Securities.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent for a series of Securities, it shall segregate the money held by it as Paying Agent with respect to such Securities and hold it as a separate trust fund.  The Company at any time may require a Paying Agent for a series of Securities to pay all money held by it with respect to such Securities to the Trustee and to account for any money disbursed by it.  Upon doing so, such Paying Agent shall have no further liability for the money.

SECTION 2.7              Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities.  If the Trustee is not the Registrar for any series of Securities, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Holders of such series of Securities dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such series of Securities.

SECTION 2.8              Transfer and Exchange.  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.5 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate Principal Amount and tenor.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership or any exchange pursuant to Section 2.11, 3.6, 9.5 or 10.3, not involving any transfer).

Notwithstanding any other provisions (other than the provisions set forth in the sixth and seventh paragraphs) of this Section 2.8, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination or denominations, of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or a duly appointed authenticating agent, upon receipt of a Company Order, shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

If the Depositary for the Securities of a series is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such series of Securities, the Company will use commercially reasonable efforts to locate a qualified successor.  However, definitive Securities will be issued in exchange for beneficial interests in global Securities, registered in the names of Persons other than the Depositary or its nominee, only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depository with respect to such series of Securities and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of such series of Securities, (iv) required by law or (v) an Event of Default with respect to such series of Securities has occurred and is continuing.  In the event that definitive Securities are to be issued as aforesaid, the Company will promptly execute, and the Trustee or an authenticating agent, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver definitive Securities in an aggregate principal amount equal to all or a portion of the principal amount of the global Securities, as applicable, in exchange for beneficial interests in such global Securities in accordance with the instructions, if any, of the Depositary.

Notwithstanding the foregoing, except as otherwise specified in the immediately preceding paragraph or as contemplated by Section 2.3(a), any global Security shall be exchangeable only as provided in this paragraph.  If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities of such series and of like principal amount and tenor but of another authorized form and denomination, as specified as contemplated by Section 2.3(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to all or a portion of the principal amount of such global Security, as applicable, executed by the Company.  On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered by the Depositary with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in exchange for each portion of such global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that notwithstanding the last paragraph of this Section 2.8, the Company shall not be required to make such exchanges during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending on the relevant Redemption Date.  If a Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be cancelled by the Trustee.  All cancelled Securities held by the Trustee shall be destroyed by the Trustee and a certificate of their destruction delivered to the Company unless, prior to destruction, the Company directs, by Company Order, that the Trustee deliver cancelled Securities to the Company.  Securities issued in exchange for a Security in global form pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  The Trustee shall deliver such Securities as instructed in writing by the Depositary.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending (except as otherwise provided in the first proviso in the sixth paragraph of this Section 2.8) at the close of business on the day of the mailing or other delivery of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.9              Replacement Securities.  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Company, any such paying agent or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its delivery to the Trustee of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Securities under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that issue duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10         Outstanding Securities; Determinations of Holders’ Action.  Securities of any series “Outstanding” at any time are, as of the date of determination, all the Securities of such series theretofore authenticated by the Trustee for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.  A Security does not cease to be “Outstanding” because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).  In addition, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.2, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the Dollar equivalent, as determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) of this Section 2.10) of such Security.

If a Security has been paid pursuant to Section 2.9 or in exchange for or in lieu of which another Security has been authenticated and delivered pursuant to this Indenture, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Trustee (other than the Company) holds, in accordance with this Indenture, on a Redemption Date or on the Stated Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be Outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

SECTION 2.11         Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by his or her execution of such Securities.  Such temporary Securities may be in global form.

Except in the case of Securities represented by a temporary global Security (which shall be exchanged in accordance with the provisions of the two succeeding paragraphs), if temporary Securities for some or all of the Securities of any series are issued, the Company will cause definitive Securities representing such Securities to be prepared without unreasonable delay.  Subject to Section 2.2, after the preparation of such definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities of like tenor upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.5 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Without unnecessary delay but in any event not later than the Exchange Date, the Company shall deliver to the Trustee permanent Securities of the same series which may be in definitive or global form at the sole discretion of the Company, in aggregate Principal Amount equal to the Principal Amount of such temporary global Security, executed by the Company.  On or after the Exchange Date, such temporary global Security shall be surrendered by the Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for permanent Securities of the same series which may be in definitive or global form at the sole discretion of the Company and of like tenor without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate Principal Amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged.  The permanent Securities to be delivered in exchange for any such temporary global Security shall be in definitive form.

Until exchanged in full as provided in this Section 2.11, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Securities of the same series and of like tenor authenticated and delivered hereunder.

SECTION 2.12           Cancellation.  All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and all Securities so delivered shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not reissue, or issue new Securities to replace, Securities it has paid or delivered to the Trustee for cancellation.

No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted in the form of Securities for any particular series or as permitted by this Indenture.  All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures and a certificate of their destruction shall be delivered to the Company unless, prior to destruction, the Company directs, by Company Order, that the Trustee deliver cancelled Securities to the Company.

SECTION 2.13         Payment of Interest; Interest Rights Preserved.  Unless otherwise provided as contemplated by Section 2.3(a) with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except as otherwise provided by the procedures of the Depositary.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) of this Section 2.13:

(1)            The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed or otherwise delivered, first-class postage prepaid, or otherwise delivered, to each Holder of Securities at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)            The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 12.3 and Section 2.8, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.14           Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal of and (except as otherwise specified as contemplated by Section 2.3(a) and subject to Section 2.8 and Section 2.13) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.15           Computation of Interest.  Except as otherwise specified as contemplated by Section 2.3(a) for Securities of any series, (i) interest on any Securities which bear interest at a fixed rate shall be computed on the basis of a 360-day year comprised of twelve 30-day months and (ii) interest on any Securities which bear interest at a variable rate shall be computed on the basis of the actual number of days in an interest period divided by 360.

ARTICLE III

Redemption

SECTION 3.1              Right to Redeem; Notices to Trustee.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.3(a) for Securities of any series) in accordance with this Article.  In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, within the time period specified in this Section 3.1, notify the Trustee in writing of the Redemption Date, the Principal Amount of and of any other information necessary to identify the Securities of such series to be redeemed and the Redemption Price (including the information set forth in clauses (4), (5) and (6) of Section 3.3).

The Company shall give the notice to the Trustee provided for in this Section 3.1 at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

SECTION 3.2              Selection of Securities to be Redeemed.  Unless otherwise specified as contemplated by Section 2.3(a) with respect to any series of Securities, if less than all the Securities of any series with the same issue date, interest rate and Stated Maturity are to be redeemed, the Trustee shall select the particular Securities to be redeemed by such method as the Trustee considers fair and appropriate, which method may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the Principal Amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.  The Trustee shall make the selection not more than 15 days before the Redemption Date from Outstanding Securities of such series not previously called for redemption.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly in writing of the Securities to be redeemed and, in the case of any portions of Securities to be redeemed, the principal amount thereof to be redeemed.

SECTION 3.3              Notice of Redemption.  Unless otherwise specified as contemplated by Section 2.3(a) with respect to any series of Securities, at least 15 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption to each Holder whose Securities are to be redeemed.  Notwithstanding any other provision of this Indenture, if a series of Securities has been issued in the form of one or more global Securities through DTC as Depositary, notice may be provided with respect to such series of Securities by delivery of such notice to DTC for posting through its “Legal Notice Service” (LENS) or a successor or similar system thereof.

The notice shall identify the Securities (including CUSIP/ISIN numbers) to be redeemed and shall state:

(1)            the Redemption Date;

(2)            the Redemption Price or the method by which the Redemption Price shall be determined;

(3)            if fewer than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the Principal Amounts) of the particular Securities to be redeemed;

(4)            that, subject to the satisfaction or waiver of any applicable conditions, on the Redemption Date the Redemption Price will become due and payable upon each such Security (or portion thereof) to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)            the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price; and

(6)            that the redemption is for a sinking fund, if such is the case.

A notice of redemption published as contemplated by Section 13.2 need not identify particular Securities to be redeemed.

Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Company’s discretion shall be satisfied (or waived by the Company) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Company’s discretion shall not have been satisfied (or waived by the Company).

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company notice shall be prepared by the Company.

SECTION 3.4               Effect of Notice of Redemption.  Once notice of redemption is given, and subject to the satisfaction or waiver of any applicable conditions, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and, except to the extent provided in this Article III, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 2.3(a), installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Sections 2.8 and 2.13.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 3.5              Deposit of Redemption Price.  By or before 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation.  If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

SECTION 3.6              Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and upon such surrender, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security a new Security or Securities of the same series and of like tenor, in an authorized denomination as requested by such Holder, equal in aggregate Principal Amount to and in exchange for the unredeemed portion of the Principal of the Security surrendered.

ARTICLE IV

Covenants

SECTION 4.1              Payment of Securities.  The Company shall promptly make all payments in respect of each series of Securities on the dates and in the manner provided in the Securities and, to the extent not otherwise so provided, pursuant to this Indenture.  An installment of Principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date funds (in the currency or currencies of payment with respect to such Securities) designated for and sufficient to pay such installment.  At the Company’s option, payments of Principal or interest may be made by check or by transfer to an account maintained by the payee.

SECTION 4.2            SEC Reports.  The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall be deemed to have filed any such information, document or report with the Trustee if the Company has timely filed it with the SEC via the EDGAR filing system (or any successor system).  The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.3              Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on September 28, 2019) an Officer’s Certificate stating whether or not the signer knows of any Default that occurred during such period.  If the signer does, such Officer’s Certificate shall describe the Default and its status.

SECTION 4.4              Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.5               Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for each series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The office of the Trustee at (i) solely for purpose of the transfer, surrender, exchange or presentation of Securities for final payment,  Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention:  Securities Window – The Walt Disney Company and (ii) for all other purposes, 388 Greenwich Street, New York, NY 10013, Attention:  Citibank Agency & Trust – The Walt Disney Company, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. In the event that the Depositary shall so require, the Company will appoint a Paying Agent and Registrar in The City of New York. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth in this Section 4.5 for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.6              Additional Amounts.  If specified as contemplated by Section 2.3(a), the Securities of a series may provide for the payment of additional amounts, and in such case, the Company or Guarantor will pay to the Holder of any Security of such series additional amounts as provided therein.  Wherever in this Indenture there is mentioned, in any context, the payment of the Principal of or any interest on, or of any other amount payable under, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section 4.6 to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.6 and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to each date on which any payment under or with respect to the Securities is due and payable (unless such obligation to pay additional amounts arises shortly before, or any time after, the 10th day prior to the payment date, in which case the Officer’s Certificate described in this paragraph shall be delivered promptly after the obligation to pay such additional amounts arises), if the Company or any Guarantor will be obligated to pay additional amounts the Company will deliver to the Trustee and Paying Agent for the affected Securities an Officer’s Certificate stating the fact that such additional amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee or Paying Agent, as the case may be, to pay such additional amounts to Holders and beneficial owners of such Securities on the payment date.

ARTICLE V

Successors

SECTION 5.1              When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)            either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the

Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)            immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

SECTION 5.2              When a Guarantor May Merge or Transfer Assets.  Subject to Section 12.10, no Guarantor shall consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)            either (1) such Guarantor shall be the continuing person, (2) such Guarantor is merged or consolidated into the Company or another Guarantor or (3) the person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the person which acquires by conveyance, transfer or lease the properties and assets of such Guarantor substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or, except where such Guarantor is the Initial Guarantor, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor Guarantor’s jurisdiction of organization, or any state, province or division thereof and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of such Guarantor under the Guarantee and this Indenture; and

(b)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.2 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor person formed by such consolidation or into which the Guarantor is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of a Guarantor under this Indenture with the same effect as if such successor had been named as a Guarantor herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Guarantor shall be discharged from all obligations and covenants under this Indenture and the Guarantee.

ARTICLE VI

Defaults and Remedies

SECTION 6.1            Events of Default.  Unless otherwise specified as contemplated by Section 2.3(a) with respect to any series of Securities, an “Event of Default” occurs, with respect to each series of the Securities individually, if:

(1)            the Company defaults in (a) the payment of any principal of or premium, if any, on any Security of such series at its Maturity or (b) the payment of any interest upon any Security of such series when the same becomes due and payable and continuance of such default for a period of 30 days;

(2)            the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) of this Section 6.1 and other than a covenant a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(3)            there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Guarantor that is a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Guarantor that is a Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor that is a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Guarantor that is a Significant Subsidiary or of any substantial part of such Person’s property, or ordering the wind up or liquidation of such Person’s affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(4)            (a) the Company or any Guarantor that is a Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the

Company or any Guarantor that is a Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Guarantor that is a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Guarantor that is a Significant Subsidiary files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal state law, (d) the Company or any Guarantor that is a Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Guarantor, as applicable, or of any substantial part of such Person’s property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due, or (e) the Company or any Guarantor that is a Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (4);

(5)            a Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or a Guarantor denies its liability under its Guarantee; or

(6)            any other Event of Default provided with respect to Securities of that series.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (2) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) of this Section 6.1 after receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.2              Acceleration.  If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 6.1(3) or (4)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice to the Company and the Trustee, may declare the Principal Amount (or, if any of the Securities of that series are Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) of all the Securities of that series to be immediately due and payable.  Upon such a declaration, such Principal (or portion thereof) shall be due and payable immediately.  If an Event of Default specified in Section 6.1(3) or (4) occurs and is continuing, the Principal (or portion thereof) of all the Securities of that series shall become and be immediately due and payable without any declaration or other act on the part of the

Trustee or any Securityholders.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration with respect to that series and its consequences if the rescission would not conflict with any judgment or decree and all existing Events of Default with respect to Securities of such series have been cured or waived except nonpayment of the Principal (or portion thereof) of Securities of such series that has become due solely as a result of such acceleration and if all amounts due to the Trustee under Section 7.7 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3              Other Remedies.  If an Event of Default with respect to a series of Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on such Securities for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 7.7 or (b) enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.4              Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, by notice to the Trustee (and without notice to any other Securityholder), may on behalf of the Holders of all the Securities of such series waive an existing Default with respect to such series and its consequences except (1) an Event of Default described in Section 6.1(1) with respect to such series or (2) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of the Holder of each Outstanding Security of such series affected.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5              Control By Majority.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

SECTION 6.6              Limitation on Suits.  A Holder of any Security of any series may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)            the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Securities of that series is continuing;

(2)            the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

(4)            the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(5)            the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

SECTION 6.7              Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the Principal of and (subject to Section 2.13) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 6.8               Collection Suit By Trustee.  If an Event of Default described in Section 6.1(1) with respect to Securities of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount owing with respect to such series of Securities and the amounts provided for in Section 7.7.

SECTION 6.9              Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, such Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue Principal or interest) shall be entitled and empowered (but in no event shall the

Trustee have any obligation, or have any liability for undertaking, or for failing), by intervention in such proceeding or otherwise,

(a)            to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 7.7) and of the Holders of Securities allowed in such judicial proceeding, and

(b)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

SECTION 6.10           Priorities.  If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid for the Principal (or, if any of the Securities are Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for Principal (or, if any of the Securities are Discount Securities, such portion of the Principal Amount of such Securities as may be specified in the terms thereof) and interest; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail or otherwise deliver to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the Principal of or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 6.12         Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.1            Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                Except during the continuance of an Event of Default with respect to Securities of any series:

(1)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)            The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Trustee shall have received written notice or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default or Event of Default (including, without limitation, with respect to paragraphs (a) and (b) of this Section 7.1); and

(4)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

(e)            The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)             Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company.

SECTION 7.2              Rights of Trustee.  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)            The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel (or both), Company Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper believed to be genuine and to have been signed or presented by the proper party or parties.

(f)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by an excerpted copy thereof certified by the secretary or an assistant secretary of the Company.

(g)            The Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(h)            The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

(i)              Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in the aggregate principal amount of the Securities of such series then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of any such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liabilities as a condition to proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand.

(j)             The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(k)            The Trustee shall not be responsible for delays or failures in performance resulting directly or indirectly from forces beyond its control (including, without limitation, acts of God, strikes, work stoppages, lockouts, accidents, severe weather, floods, nuclear or natural catastrophes, riots, civil or military disturbances or hostilities, acts of war or terrorism, any provision of any present or future law or regulation or any act of any governmental authority, and any interruption, loss or malfunction of utilities, communications, computer services (software or hardware) or Federal Reserve Bank wire service).

(l)             The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture or any documents executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Trustee an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Trustee email instructions or directions (including with .pdf or similar file attachments) or instructions by a similar electronic method and the Trustee acts upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(m)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, incidental, exemplary, punitive or consequential loss, expense or damage of any kind whatsoever (including but not limited to lost profits), whether or not any such losses, expenses or damages were foreseeable or contemplated, even if the Trustee has been advised of the likelihood of such loss, expense or damage and regardless of the form of action.

SECTION 7.3              Individual Rights of Trustee, Etc.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4            Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities.  The

Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and, shall not be responsible for any statement in any registration statement for the Securities under the Securities Act of 1933, as amended, or in the Indenture or the Securities (other than its certificate of authentication) or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.5              Notice of Defaults.  If a Default with respect to the Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default in the manner set forth in TIA Section 315(b) within 90 days after it occurs.  Except in the case of a Default described in Section 6.1(1) with respect to any Security of such series or a Default in the payment of any sinking fund installment with respect to any Security of such series, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of the Holders of Securities of such series.

SECTION 7.6              Reports By Trustee To Holders.  Within 60 days after each May 15 beginning with the May 15 following the date hereof, the Trustee shall mail or otherwise deliver to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b) and (c).

A copy of each report at the time of its mailing or other delivery to Holders of Securities shall be filed with the SEC and each stock exchange on which the Securities of that series may be listed.  The Company agrees to notify the Trustee whenever the Securities of a particular series become listed on any stock exchange and of any delisting thereof.

SECTION 7.7              Compensation and Indemnity.  The Company agrees:

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and including reasonable attorney’s fees in connection with the enforcement of this indemnity.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge or other termination of this Indenture or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8             Replacement of Trustee.  The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series at the time outstanding may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged bankrupt or insolvent;

(3)            a receiver or public officer takes charge of the Trustee or its property; or

(4)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any one series).

In the case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders of Securities of the particular series with respect to which such successor Trustee has been appointed.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 7.7.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee fails to comply with Section 7.10, any Holder of a Security of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

SECTION 7.9              Successor Trustee By Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10            Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).  In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

SECTION 7.11           Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

Satisfaction and Discharge

SECTION 8.1              Discharge of Liability on Securities.  Except as otherwise contemplated by Section 2.3(a), this Indenture shall upon Company Request cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of any series, as the case may be (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, and any right to receive additional amounts, as provided in Section 4.6), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)            either

(1)            all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered (other than (i) Securities or Securities of such series, as the case may be, which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 or (ii) Securities or Securities of such series, as the case may be, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.2) have been delivered to the Trustee for cancellation; or

(2)            all such Securities not theretofore delivered to the Trustee for cancellation,

(i)             have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Company, in the case of (i), (ii) or (iii) of this Section 8.1(a)(2), has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and any interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee with respect to the Securities of that series under Section 7.7, the obligations of the Company to any authenticating agent appointed by the Trustee pursuant to Section 2.4 and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section 8.1, Section 8.2 shall survive.  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

SECTION 8.2               Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense and direction of the Company mail or otherwise deliver to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or other delivery, any unclaimed money then remaining will be returned to the Company.  After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.3              Option to Effect Defeasance or Covenant Defeasance.  Unless otherwise specified as contemplated by Section 2.3(a) with respect to Securities of a particular series, the Company may, at its option, by Board Resolution, at any time, with respect to any series of Securities, elect to have either Section 8.4 or Section 8.5 be applied to all of the outstanding Securities of any series (the “Defeased Securities”), upon compliance with the conditions set forth in this Article VIII.

SECTION 8.4              Defeasance and Discharge.  Upon the Company’s exercise under Section 8.3 of the option applicable to this Section 8.4, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Defeased Securities on the date the conditions set forth in this Article VIII are satisfied (hereinafter “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 2.4, 2.5, 2.6, 2.8, 2.9, 2.11, 2.12, 4.1, 4.5, 6.6, 6.7, 7.7, 7.8 and 8.2 of this Indenture and to have satisfied all its other obligations under such series of Securities and this Indenture insofar as such series of Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same).  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.4 notwithstanding the prior exercise of its option under Section 8.5 with respect to a series of Securities.

SECTION 8.5               Covenant Defeasance.  Upon the Company’s exercise under Section 8.3 of the option applicable this Section 8.5, the Company and the Guarantors shall be released from their obligations under Sections 4.2 and 4.3 and Article V and such other provisions as may be provided as contemplated by Section 2.3(a) with respect to Securities of a particular series and with respect to the Defeased Securities on and after the date the conditions set forth in this Article VIII are satisfied (hereinafter “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences if any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provisions herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 but, except as specified in this Section 8.5, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

SECTION 8.6              Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.4 or Section 8.5 to a series of outstanding Securities.

(a)            The Company shall have irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities of such series are denominated to pay the Principal of and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities of such series are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the Principal of, and interest to Stated Maturity (or redemption) on, the Securities of such series.

(b)            The Company shall have delivered an Opinion of Counsel to the Trustee that the Company has met all of the conditions precedent to such defeasance and (i) that the Holders and beneficial owners of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred or (ii) in the case of an election under Section 8.4, that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the Holders and beneficial owners of Outstanding Securities of that particular series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance; provided, however, that notwithstanding the foregoing, the Opinion of Counsel required by clause (i) of this Section 8.6(b) with respect to a defeasance of a series of Outstanding Securities need not be delivered if all Securities of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at the Stated Maturity of such Security within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

ARTICLE IX

Supplemental Indentures

SECTION 9.1              Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities, the Company, any Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)            to evidence the succession of another organization to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities pursuant to Section 5.1; or

(2)            to evidence the succession of another organization to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee pursuant to Section 5.2; or

(3)            to add to the covenants, agreements and obligations of the Company or any Guarantor for the benefit of the Holders of all of the Securities or any series thereof, or to surrender any right or power herein conferred upon the Company; or

(4)            to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3(a), respectively; or

(5)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.8; or

(6)            to cure any ambiguity, defect or inconsistency; or

(7)            to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Securities), provided that any such addition, change or elimination shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision; or

(8)            to change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the TIA; or

(9)            to provide for uncertificated Securities in addition to or in place of certificated Securities, provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended; or

(10)         to reflect the release of any Guarantor in accordance with Article XII; or

(11)         to add a Guarantee with respect to any of the Securities or to secure any of the Securities or any of the Guarantees; or

(12)         to make any other change that does not adversely affect the rights of any Holder in any material respect.

SECTION 9.2              Supplemental Indentures With Consent of Holders.  With the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected by such supplemental indenture voting as a single class, (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities), the Company, the Guarantors and the Trustee may amend this Indenture or the Securities of any series or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of any series under this Indenture, and, subject to Sections 6.4 and 6.7, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, by written consent, waive compliance by the Company or any Guarantor with any provision of this Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series; provided, however, that no such amendment, supplemental indenture or waiver shall, without the written consent of the Holder of each Outstanding Security affected thereby:

(1)            change the Stated Maturity of the Principal of, or any installment of Principal or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof or reduce the amount of Principal of any such Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2, or change the Place of Payment where, or change the coin or currency in which, any Principal of, or any installment of interest on, any such Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2)            reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Securities of such series provided for in this Indenture; or

(3)            modify any of the provisions of this Section 9.2, Section 6.4 or 6.7, except to increase the percentage of Outstanding Securities of such series required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall mail or otherwise deliver to each Holder of the particular Securities affected thereby a notice briefly describing the amendment or waiver.

SECTION 9.3              Compliance With Trust Indenture act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

SECTION 9.4              Revocation and Effect of Consents, Waivers and Actions.  Until an amendment or waiver with respect to a series of Securities becomes effective, a consent to it or any other action by a Holder of a Security of that series hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate principal amount of the Securities of that series has been obtained.  After an amendment, waiver or action becomes effective, it shall bind every Holder of Securities of that series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to a series of Securities.  If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders of Securities of that series at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 9.5              Notation on or Exchange of Securities.  Securities of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of that series.

SECTION 9.6              Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing such amendment, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.7              Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE X

Sinking Funds

SECTION 10.1           Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.3(a) for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.2.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

SECTION 10.2           Satisfaction of Sinking Fund Payments With Securities.  The Company (1) may deliver Outstanding Securities of a series with the same issue date, interest rate and Stated Maturity (other than any previously called for redemption), and (2) may apply as a credit Securities of a series with the same issue date, interest rate and Stated Maturity which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series with the same issue date, interest rate and Stated Maturity; provided, that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 10.3         Redemption of Securities for Sinking Fund.  Not less than 60 days (or such shorter period as shall be acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 10.2 and will also deliver to the Trustee any Securities to be so delivered.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4 and 3.6.

ARTICLE XI

Actions of Holders of Securities

SECTION 11.1           Purposes For Which Meetings May Be Called.  A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 11.2            Call, Notice and Place of Meetings.  (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 11.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York or, with the approval of the Company, at any other place.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 13.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)            In case at any time the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount specified in this Section 11.2(b), as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined and approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 11.2.

SECTION 11.3           Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities of any series, a person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 11.4           Quorum; Action.  The persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case, the meeting may be adjourned for a period determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided in this Section 11.4, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section 11.4 shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

SECTION 11.5           Determination of Voting Rights; Conduct and Adjournment of Meetings.  (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.7 and the appointment of any proxy shall be proved in the manner specified in

Section 11.7.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 11.7 or other proof.

(b)            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 11.2(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)            At any meeting each Holder of a Security of such series or proxy shall be entitled to vote with respect to the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect to any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)            Any meeting of Holders of Securities of any series duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 11.6           Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 11.7          Actions of Holders Generally.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this

Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.7.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 11.6.

(b)            The fact and date of the execution by any person of any such instrument or writing, or the authority of the persons executing the same, may be proved in any reasonable manner which the Trustee deems sufficient.

(c)            The principal amount and serial numbers of Securities held by the person, and the date of holding the same, shall be proved by the books of the Registrar.

(d)            [Reserved.]

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Security in accordance with this Section 11.7 shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(f)            If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act in accordance with this Section 11.7, the Company may, at its option, by or pursuant to an Officer’s Certificate delivered to the Trustee, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or such other act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before, on or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of Outstanding Securities or Outstanding Securities of a series, as the case may be, have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Securities or Outstanding Securities of the series, as the case may be, shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless such request, demand, authorization, direction, notice, consent, waiver or other act shall become effective pursuant to the provisions of clause (a) of this Section 11.7 not later than six months after the record date.

ARTICLE XII

Guarantee

SECTION 12.1           Unconditional Guarantee.  (a) For value received, each Guarantor hereby jointly and severally and fully and unconditionally guarantees (each a “Guarantee”), to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (1) the Principal of and interest on the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue Principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of the Securities or the Trustee hereunder or thereunder (including fees, expenses or others) (collectively, the “Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Obligations (with or without notice to such Guarantor), the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash, or to perform or cause the performance of, the same promptly.  An Event of Default under this Indenture or the Securities of a particular series shall entitle the Holders of the Securities of such series to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

(b)            Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of this Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)            Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (1) the Maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations and (2) in the event of any acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Guarantee.

SECTION 12.2           Waiver.  To the fullest extent permitted by applicable law, each of the Guarantors waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

SECTION 12.3          Guarantee of Payment.  Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due and not a guarantee of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

SECTION 12.4           No Discharge or Diminishment of Guarantee.  Subject to Section 12.10 of this Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under this Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

SECTION 12.5           Defenses of Company Waived.  To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than complete performance of the Obligations contained in the Securities of the applicable series, this Indenture and in the Guarantee.  Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.

SECTION 12.6           Continued Effectiveness.  Subject to Section 12.10 of this Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of Principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.

SECTION 12.7           Subrogation.  In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at the Stated Maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall assign (except to the extent that such assignment would cause the subrogated claim of a Guarantor against the Company to be a preference under Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders).  If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

SECTION 12.8           Information.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 12.9           Subordination.  Upon payment by any Guarantor of any sums to the Holders, as provided in this Article XII, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 12.7 hereof.

SECTION 12.10        Release of Guarantor.  (a) A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder:

(i)            upon notice to the Trustee, at any time (x) such Guarantor is not (A) a borrower under the Senior Credit Facilities or an issuer of any debt securities or (B) a guarantor under the Senior Credit Facilities or debt securities of the Initial Guarantor or the Company (or such Guarantor is released or discharged from all such indebtedness substantially concurrently with the release and discharge of the Guarantee), in each case other than obligations arising under this Indenture and any Securities issued under this Indenture or (y) the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Measured Subsidiaries of the Company (collectively) (other than any indebtedness for borrowed money represented by a guarantee under this Indenture or guarantees of third party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of the Company and its Measured Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third party indebtedness), on a consolidated basis, as of such time;

(ii)            upon the sale, transfer or disposition (including by way of consolidation or merger) of all or substantially all of the equity interests or assets of the Guarantor to another Person (other than to the Company or any of its Subsidiaries); or

(iii)           upon the discharge of the Company’s obligations under this Indenture in accordance with its terms.

(b)            A Guarantor shall be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder upon any covenant defeasance or legal defeasance with respect to the Securities, or upon the satisfaction and discharge of this Indenture, in each case subject to reinstatement pursuant to Article VIII of the Indenture.

(c)            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section 12.10 and that such release and discharge is authorized and permitted hereunder upon which the Trustee shall be entitled to fully rely without any obligation to verify, confirm or otherwise review and with no liability therefor.

SECTION 12.11        Limitation of Guarantor’s Liability.  (a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this

Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b)           The Guarantee is expressly limited so that in no event, including the acceleration of the Maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Guarantee.  If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Guarantee exceeds such maximum permissible amount, the obligation to pay interest under the Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

SECTION 12.1         Contribution from Other Guarantors.  Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to seek contribution from each other non-paying Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 12.13       No Obligation to Take Action Against the Company.  Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

ARTICLE XIII

Miscellaneous

SECTION 13.1          Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.2           Notices.  Any notice or communication shall be sufficiently given if in writing and delivered in person, sent by electronic delivery or mailed by first-class mail addressed as follows:

if to the Company, one copy to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention: Legal Department
 Email: corp.legal.notices@disney.com

and a second copy to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention: Corporate Treasurer
 Email: corp.finance@disney.com

if to the Initial Guarantor, one copy to:

TWDC Enterprises 18 Corp.
500 South Buena Vista Street
Burbank, California 91521
Attention: Legal Department
 Email: corp.legal.notices@disney.com

and a second copy to:

TWDC Enterprises 18 Corp.
500 South Buena Vista Street
Burbank, California 91521
Attention: Corporate Treasurer
 Email: corp.finance@disney.com

if to the Trustee:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention:  Citibank Agency & Trust – The Walt Disney Company
 Email: louis.a.piscitelli@citigroup.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be provided or otherwise made available electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to its address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, shall be transmitted in accordance with the applicable procedures of the Depositary and shall be sufficiently given if so provided or otherwise made available or transmitted within the time prescribed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Failure to mail or otherwise deliver a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders of Securities of the same series.  If a notice or communication is mailed in the manner provided in this Section 13.2, it is duly given, whether or not received by the addressee.

If the Company mails or otherwise delivers a notice or communication to the Holders of Securities of a particular series, it shall mail or otherwise deliver a copy to the Trustee and each Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

SECTION 13.3         Communication By Holders With Other Holders.  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company and the Trustee, the Registrar or the Paying Agent with respect to a particular series of Securities, and anyone else, shall have the protection of TIA Section 312(c).

SECTION 13.4           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)            an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5           Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

SECTION 13.6           Statements Required in Certificate or Opinion.  Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)            statement that the person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3)            a statement that, in the opinion of the such person, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 13.7           Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.8            Rules by Trustee, Paying Agent and Registrar.  With respect to the Securities of a particular series, the Trustee with respect to such series of Securities may make reasonable rules for action by or a meeting of Holders of such series of Securities.  With respect to the Securities of a particular series, the Registrar and the Paying Agent with respect to such series of Securities may make reasonable rules for their functions.

SECTION 13.9            Legal Holidays.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including an Interest Payment Date, Redemption Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section 13.9) payment of interest or Principal need not be made at such Place of Payment, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

SECTION 13.10       Governing Law and Jurisdiction.  THIS INDENTURE (INCLUDING THE GUARANTEES) AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS INDENTURE (INCLUDING THE GUARANTEES) OR THE SECURITIES, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK

AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 13.11       No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder of such Security shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.12      Successors.  All agreements of the Company and any Guarantor in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.13       Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 13.14         Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 13.15       Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

[The Remainder of This Page Left Intentionally Blank]

THE WALT DISNEY COMPANY, AS ISSUER

by	/s/ Jonathan S. Headley
	Name:	Jonathan S. Headley
	Title:	Senior Vice President, Treasurer and Corporate Real Estate

TWDC ENTERPRISES 18 CORP., AS GUARANTOR

by	/s/ Jonathan S. Headley
	Name:	Jonathan S. Headley
	Title:	Treasurer

CITIBANK. N.A, AS TRUSTEE

by	/s/ Louis Piscitelli
	Name:	Louis Piscitelli
	Title:	Senior Trust Officer

[Signature Page to the Indenture]